EXHIBIT 10.2

Change in Chief Executive Officer Compensation

As a result of Dennis R. Glass’s promotion to Chief Executive Officer, the Compensation Committee of our Board of Directors approved:

•	an increase in his base salary from $900,000 to $1,000,000;

•	an increase in his target award for 2007 under the annual incentive program (“AIP”) from $1,102,500 to $1,551,250 pursuant to previously disclosed performance measures;

•	additional long-term incentive compensation in the form of options to purchase 43,554 shares of our common stock at an exercise price of $60.76 and 8,339 restricted shares of common stock; and

•	a special promotion award of options to purchase 174,216 shares of our common stock at an exercise price of $60.76.

All of the awards were granted under our Amended and Restated Incentive Compensation Plan pursuant to award agreements not materially different from those previously filed with the SEC and, subject to the terms of the award, will vest equally over three years beginning on the first anniversary of the grant date. The AIP award can vary from 0 to 200% of target.